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                                  EXHIBIT 16.1

                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

                       [DELOITTE & TOUCHE LLP LETTERHEAD]

March 30, 1998

Securities and Exchange
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-K of Utopia Marketing, Inc. dated March 26, 1998.

Yours truly,

[DELOITTE & TOUCHE LLP]
DELOITTE & TOUCHE LLP